Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-84573




                              Prospectus Supplement
                               Dated May 10, 2001

     The Prospectus dated August 13, 1999 relating to the offer for resale of up to $361,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.87% Convertible Subordinated Notes due 2006, and such shares of common stock as may be issued upon conversion of the notes, is hereby supplemented to include the following information in the "Selling
Securityholders" table in the Prospectus Supplement dated August 13, 1999:



                                                            Principal Amount
                                                             of Registered
               Selling Securityholders                           Notes
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KBC Financial Products USA Inc. .......................         $500,000
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     Total of Above....................................         $500,000
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